Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul K. Laikind, Chief Executive Officer and Interim Chief Financial Officer of Metabasis Therapeutics, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to my knowledge:

1. The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Date: November 10, 2008	By:	/s/ Paul K. Laikind
Paul K. Laikind, Ph.D., Chief Executive Officer Interim Chief Financial Officer